Exhibit 10.1
ADVISORY AGREEMENT

THIS ADVISORY AGREEMENT, dated as of _________, 2015, is between RICH UNCLES REIT, INC., a real estate investment trust organized under the laws of the State of Maryland (the “Company”) and RICH UNCLES REIT OPERATOR, LLC (the “Advisor”).

WITNESSETH

WHEREAS, the Company intends to qualify as a REIT (as defined below), and to invest its funds in investments permitted by the terms of the Prospectus, Articles of Incorporation and Bylaws of the Company and Sections 856 through 860 of the Code (as defined below);

WHEREAS, the Company desires to avail itself of the experience, knowledge, sources of information, advice, assistance and contacts available to the Advisor and to have the Advisor undertake the duties and responsibilities hereinafter set forth, on behalf of, and subject to the supervision, of the Board of Directors of the Company all as provided herein; and

WHEREAS, the Advisor is willing to undertake to render such services, subject to the supervision of the Board of Directors, on the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.  Definitions.  As used in this Advisory Agreement (the “Agreement”), the following terms have the definitions hereinafter indicated:

Acquisition Expenses.  Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or making of any investment, including any Property or other Permitted Investment, whether or not acquired, including, without limitation, legal fees and expenses, travel and communication expenses, costs of appraisals, nonrefundable option payments on property not acquired or made, accounting fees and expenses, and title insurance.

Acquisition Fees.  Any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making an investment including making or investing in Properties or other Permitted Investments or the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature.  Excluded shall be development fees and construction fees paid to any Person or entity not Affiliated with the Advisor in connection with the actual development and construction of any Property. Further, Acquisition Fees will not be paid in connection with temporary short-term investments acquired for purposes of cash management.

Advisor.  Rich Uncles REIT Operator, LLC, a Delaware limited liability company, any successor Advisor to the Company, or any Person or entity to which Rich Uncles REIT Operator, LLC, or any successor advisor subcontracts substantially all of its functions.  The Advisor will have responsibility for the day-to-day operations of the Company.

Affiliate or Affiliated (or any derivation thereof).  An affiliate of another Person, which is defined as: (i) any Person directly or indirectly owning, controlling, or holding, with power to vote 10% or more of the outstanding voting securities of such other Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; (iii) any Person directly or indirectly controlling, controlled by, or under common control with such other Person; (iv) any executive officer, director, trustee or general partner of such other Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.

Appraised Value.  Value according to an appraisal made by an Independent Appraiser.

Articles of Incorporation.  The Articles of Incorporation of the Company as filed with the Secretary of State of Maryland, as amended from time to time.

Asset Management Fee.  The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Properties and other Permitted Investments pursuant to this Agreement.

Assets.  Properties and other Permitted Investments, collectively.

Average Invested Assets.  For a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in Properties, or in other Permitted Investments, before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

Board of Directors or Board.  The Board of Directors of the Company.

Bylaws.  The bylaws of the Company, as the same are in effect and may be amended from time to time.

Cause.  With respect to the termination of this Agreement, fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by the Advisor, breach of this Agreement, a default by the Sponsor under the guarantee by the Sponsor to the Company or the bankruptcy of the Sponsor.

Code.  Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto.  Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Company.  Rich Uncles REIT, Inc., a real estate investment trust organized under the laws of the State of Maryland.

Company Property.  Any and all property, real, personal or otherwise, tangible or intangible, including Properties and other Permitted Investments, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), and which is owned or held by, or for the account of, the Company.

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Competitive Real Estate Commission.  A real estate or brokerage commission for the purchase or sale of property, which is reasonable, customary, and competitive in light of the size, type, and location of the property.  The total of all real estate commissions paid by the Company to all Persons (not including the Subordinated Participation Fee payable to the Advisor) in connection with any Sale of one or more of the Company’s Properties shall not exceed the lesser of (i) a Competitive Real Estate Commission or (ii) six percent of the gross sales price of the Property or Properties.

Contract Purchase Price.  The amount actually paid or allocated (as of the date of purchase) to the purchase, development, construction or improvement of property, exclusive of Acquisition Fees and Acquisition Expenses.

Contract Sales Price.  The total consideration received by the Company for the sale of Company Property.

Distributions.  Any distribution of money or other property by the Company to owners of Securities, including distributions that may constitute a return of capital for federal income tax purposes.

Independent Appraiser.  A qualified appraiser of real estate as determined by the Board.  Membership in a nationally recognized appraisal society such as the Appraisal Institute (“MAI”) or the Society of Real Estate Appraisers (“SREA”) shall be conclusive evidence of such qualification.

Independent Director.  A Director who is not and within the last two years has not been directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates.  A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds 5% of either the Director's annual gross revenue during either of the last two years or the Director's net worth on a fair market value basis.  An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law, or brothers- or sisters-in-law are or have been associated with the Advisor, any of its Affiliates, or the Company.

Independent Expert.  A Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

Invested Capital.  The Original Invested Capital less Distributions in excess of the Stockholders’ 6.5% Return.

Joint Ventures.  The joint venture or general partnership arrangements in which the Company is a co-venturer or general partner which are established to acquire Properties or other Permitted Investments.

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Net Asset Value or NAV.  The total value of all Assets minus the total value of all Liabilities.  For the purposes of determining Net Asset Value, the Properties shall be valued as of the date specified by the Board of Directors for the valuation by an independent valuation firm selected by the Board of Directors.

NAV Per Share.  As of any date, the NAV divided by the number of outstanding shares of our common stock .

Net Cash Flow.  For any period, the gross cash proceeds from operations including from all sales and other dispositions and all refinancings of the Property less the portion thereof used to pay all Operating Expenses, debt payments, capital improvements, or to establish reserves for such expenses, asset replacements and contingencies, all as determined by the Directors.  Net Cash Flow shall not be reduced by depreciation, amortization, cost recovery deductions, or similar allowances, but shall be increased by any reductions of reserves previously established.  Additionally, Net Cash Flow shall include all principal and interest payments with respect to any note or other obligation received by the Company in connection with sales and other dispositions of Company Property.

Offering.  The initial offering of Shares pursuant to a registration statement filed with the Securities and Exchange Commission on Form S-11.

Operating Expenses.  All costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including (a) advisory fees, (b) the Asset Management Fee, and (c) the Subordinated Participation Fee, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration of the Shares; (ii) interest payments; (iii) taxes; (iv) non-cash expenditures such as depreciation, amortization and bad loan reserves; and (v) Acquisition Fees and Acquisition Expenses, real estate or other commissions on the Sale of Assets, and other expenses connected with the acquisition, and ownership of real estate interests, Properties or other Permitted Investments (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Organizational and Offering Expenses.  Any and all costs and expenses, other than selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company and the marketing and distribution of Shares, including, without limitation, the following: legal, accounting and escrow fees; printing, amending, supplementing, mailing and distributing costs; filing, registration and qualification fees and taxes; telegraph and telephone costs; and all advertising and marketing expenses, including the costs related to investor and broker-dealer sales meetings.

Original Invested Capital.  The amount calculated by multiplying the total number of Shares issued and outstanding by the offering price per share, without deduction for selling commissions, the marketing support fee, due diligence expense reimbursements or Organizational and Offering Expenses.

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Permitted Investments.  All investments that the Company may acquire pursuant to its Articles of Incorporation and bylaws, other than the short-term investments acquired for purposes of cash management.

Person.  An individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof.

Property or Properties.  Interests in (i) the real properties, including the buildings an equipment located thereon: or (ii) the real properties only; or (iii) the buildings only, including equipment located therein; any of which are acquired by the Company, either directly or indirectly through joint ventures, or other partnerships, or other legal entities.

Prospectus.  “Prospectus” means any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

Real Estate Asset Value.  The amount actually paid or allocated to the purchase, development, construction or improvement of a Property, exclusive of Acquisition Fees and Acquisition Expenses.

REIT.  A “real estate investment trust” as defined pursuant to Sections 856 through 860 of the Code.

Sale or Sales.  (i)  Any transaction or series of transactions whereby: (A) the Company sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property or other Permitted Investment consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Company in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Company as a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or other Permitted Investment or portion thereof, including any event with respect to any Property or other Permitted Investment which gives rise to insurance claims or condemnation awards; or (D) the Company sells, grants, conveys or relinquishes its interest in any Property or other Permitted Investment, or portion thereof, including any event with respect to any Property or other Permitted Investment, which gives rise to a significant amount of insurance proceeds or similar awards, but (ii) shall not include any transaction or series of transactions specified in clause (i)(A), (i)(B), or (i)(C) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Properties or other Permitted Investments within 180 days thereafter.

Securities.  Any common shares or preferred shares, as such terms are defined in the Company’s Articles of Incorporation, any other Company stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

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Shares.  The up to 100,000,000 shares of common stock, par value $.001 per share, of the Company to be sold in the Company’s initial public offering of Securities.

Sponsor.  Any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person.  Not included is any Person whose only relationship with the Company is that of an independent property manager of the Company’s Properties or other Permitted Investments, and whose only compensation is as such.  Sponsor does not include independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services.  A Person may also be deemed a Sponsor of the Company by:

(a)           taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b)           receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c)           having a substantial number of relationships and contacts with the Company;

(d)           possessing significant rights to control the Company’s Properties;

(e)           receiving fees for providing services to the Company which are paid on a basis that is not customary in the industry; or

(f)           providing goods or services to the Company on a basis which was not negotiated at arms length with the Company.

Stockholders.  The registered holders of the Company’s Securities.

Stockholders’ 6.5% Return.  As of each date, an aggregate amount equal to a 6.5% cumulative, non-compounded, annual return on Invested Capital.

Subordinated Participation Fee.  The Subordinated Participation Fee as defined in Paragraph 9(g).

Termination Date.  The date of termination of this Agreement whether pursuant to (i) the non-renewal of this Agreement under Paragraph 14 below or (ii) written notice of termination under Paragraph 15 below.

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Total Property Cost.  With regard to any Company Property, an amount equal to the sum of the Real Estate Asset Value of such Property plus the Acquisition Expenses and the Acquisition Fees paid in connection with such Property.

Director.  A member of the Board of Directors of the Company.

Valuation.  An estimate of value of the Assets of the Company as determined by an Independent Expert.

2. Appointment.  The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment.

3. Duties of the Advisor.  The Advisor undertakes to use its best efforts to present to the Company potential investment opportunities and to provide a continuing and suitable investment program consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Directors.  In performance of this undertaking, subject to the supervision of the Directors and consistent with the provisions of the Prospectus, Articles of Incorporation and Bylaws of the Company, the Advisor shall, either directly or by engaging an Affiliate:

(a) serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Company’s assets and investment policies;

(b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management of the Company;

(c) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the services herein, including but not limited to entering into contracts in the name of the Company with any of the foregoing;

(d) consult with the officers and Directors of the Company and assist the Directors in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Directors with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company; subject to the provisions of Paragraphs 3(g) and 4 hereof, (i) locate, analyze and select potential investments in Properties and other Permitted Investments, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Properties and other Permitted Investments; (iii) make investments in Properties and other Permitted Investments in compliance with the investment objectives and policies of the Company; (iv) arrange for financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Properties and other Permitted Investments; and (v) enter into leases and service contracts for Company Property and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Company Property;

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(e) provide the Directors with periodic reports regarding prospective investments in Properties and other Permitted Investments;

(f) obtain the prior approval of the Directors (including a majority of all Independent Directors) for any and all investments in Properties and other Permitted Investments;

(g) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company and negotiate on behalf of the Company with investment banking firms and broker-dealers or negotiate private sales of Shares and Securities or obtain loans for the Company, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

(h) obtain reports (which may be prepared by the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company;

(i) from time to time, or at any time reasonably requested by the Directors, make reports to the Directors of its performance of services to the Company under this Agreement;

(j) provide the Company with all necessary cash management services;

(k) do all things necessary to assure its ability to render the services described in this Agreement;

(l) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Properties and other Permitted Investments; and

(m) notify the Board of all proposed material transactions before they are completed.

4. Authority of Advisor.

(a) Pursuant to the terms of this Agreement (including the restrictions included in this Paragraph 4 and in Paragraph 7), and subject to the continuing and exclusive authority of the Directors over the management of the Company, the Directors hereby delegate to the Advisor the authority to (1) locate, analyze and select investment opportunities, (2) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company, (3) acquire Properties and other Permitted Investments in compliance with the investment objectives and policies of the Company, (4) arrange for financing or refinancing with respect to Properties and other Permitted Investments, (5) enter into leases and service contracts for the Company’s Property, and perform other property management services, (6) oversee non-affiliated property managers and other non-affiliated Persons who perform services for the Company; and (7) undertake accounting and other record-keeping functions at the Property level.

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(b) Notwithstanding the foregoing, any investment in Properties or other Permitted Investments, including any acquisition of Property by the Company (as well as any financing acquired by the Company in connection with such acquisition), will require the prior approval of the Directors (including a majority of the Independent Directors).

(c) If a transaction requires approval by the Independent Directors, the Advisor will deliver to the Independent Directors all documents required by them to properly evaluate the proposed investment in the Property or other Permitted Investments.

(d) The prior approval of a majority of the Independent Directors and a majority of the Directors not otherwise interested in the transaction will be required for each transaction with the Advisor or its Affiliates.

(e) The Directors may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Paragraph 4.  If and to the extent the Directors so modify or revoke the authority contained herein, the Advisor shall henceforth submit to the Directors for prior approval such proposed transactions involving investments which thereafter require prior approval, provided, however, that such modification or revocation shall be effective upon receipt by the Advisor and shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification.

5. Bank Accounts.  The Advisor may establish and maintain one or more bank accounts in its own name for the account of the Company or in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Directors may approve, provided that no funds shall be commingled with the funds of the Advisor; and the Advisor shall from time to time render appropriate accountings of such collections and payments to the Directors and to the auditors of the Company.

6. Records; Access.  The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Directors and by counsel, auditors and authorized agents of the Company, at any time or from time to time during normal business hours.  The Advisor shall at all reasonable times have access to the books and records of the Company.

7. Limitations on Activities.  Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, or (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company or its Securities, or otherwise not be permitted by the Articles of Incorporation or Bylaws of the Company, except if such action shall be ordered by the Directors, in which case the Advisor shall notify promptly the Directors of the Advisor's judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Directors.  In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Directors so given. Notwithstanding the foregoing, the Advisor, its Directors, officers, employees and stockholders, and stockholders, Directors and officers of the Advisor’s Affiliates shall not be liable to the Company or to the Directors or Stockholders for any act or omission by the Advisor, its Directors, officers or employees, or stockholders, Directors or officers of the Advisor’s Affiliates except as provided in Paragraphs 19 and 20 of this Agreement.

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8. Relationship with Directors.  Directors, officers and employees of the Advisor or an Affiliate of the Advisor or any corporate parents of an Affiliate, or Directors, officers or stockholders of any director, officer or corporate parent of an Affiliate may serve as a Director and as officers of the Company, except that no director, officer or employee of the Advisor or its Affiliates who also is a Director or officer of the Company shall receive any compensation from the Company for serving as a Director or officer of the Company other than reasonable reimbursement for travel and related expenses incurred in attending meetings of the Directors of the Company.

9. Fees.

(a) Asset Management Fee.  The Company shall pay to the Advisor as compensation for the advisory services rendered to the Company under Paragraph 3 above, a monthly fee in an amount equal to 0.1% of the Company’s Average Invested Assets (the “Asset Management Fee”), as of the end of the preceding month.  The Asset Management Fee shall be payable monthly on the last day of such month, or the first business day following the last day of such month.  The Asset Management Fee, which will not exceed fees which are competitive for similar services in the same geographic area, may or may not be taken, in whole or in part as to any year, in the sole discretion of the Advisor.  All or any portion of the Asset Management Fee not taken as to any fiscal year shall be deferred without interest and may be taken in such other fiscal year as the Advisor shall determine.

(b) Acquisition Fees.  The Company shall pay the Advisor a fee in the amount equal 3.0% of Company’s Total Property Cost of its Properties, as Acquisition Fees.    The total of all Acquisition Fees and any Acquisition Expenses shall be limited to an amount equal to 6.0% of the Total Property Cost of its Properties.

(c) Financing Coordination Fee.  Other than with respect to any mortgage or other financing related to a property concurrent with its acquisition, if an Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the post-acquisition financing or refinancing of any debt that the Company obtains relative to a Property, the Advisor or Affiliate shall receive a financing coordination fee equal to 1.0% of the amount of such financing.

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(d) Property Management Fee.  If an Advisor or an Affiliate provides a substantial amount of the property management services (as determined by a majority of the Independent Directors) for the Company’s Properties, then the Advisor or Affiliate shall receive a property management fee equal to 1.5% of gross revenues from the properties managed.

(e) Leasing Commissions.  If an Advisor or an Affiliate provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Company’s initial leasing of a Property or Properties to unaffiliated third parties, the Advisor or Affiliate shall receive leasing commissions equal to 6.0% of the rents due pursuant to such lease for the first ten years of the lease term; provided, however (i) if the term of the lease is less than ten years, such commission percentage will apply to the full term of the lease and (ii) any rents due under a renewal of a lease of an existing tenant upon expiration of the initial lease agreement (including any extensions provided for thereunder) shall accrue a commission of 3.0% in lieu of the aforementioned 6.0% commission.

(f) Disposition Fee.  For substantial assistance in connection with the sale of properties or other investments, we will pay our advisor or one of its affiliates 3.0% of the contract sales price of each property or other investment sold; provided, however, that if, in connection with such disposition, commissions are paid to third parties unaffiliated with our advisor or its affiliates, the disposition fees paid to our advisor, our sponsors, their affiliates and unaffiliated third parties may not exceed 6% of the contract sales price.

(g) Subordinated Participation Fee.

(i) Upon Annual NAV Increase.  40.0% of annual increase in NAV per share, if any, as of each December 31, multiplied by the number of outstanding shares as of such December 31, paid by January 31 of the subsequent year and payable in the form of our shares at the price then being paid by the public to purchase our shares (most recent NAV per share), subordinated to payment to investors of an annual 6.5% cumulative, non-compounded return in the calendar year preceding the January 31 payment date (from operating cash flow).  For the purpose of calculating the subordinated participation, only increases over the highest previous NAV per share calculation shall be included, reduced by any prior return of capital.

(ii) Liquidation Fee.  A Liquidation Fee calculated from the value per share resulting from a liquidation event, including but not limited to a sale of all of the properties, a public listing, or a merger with a public or non-public company, equal to 40.0% of the increase in the resultant value per share as compared to the highest previously calculated NAV per share, if any, reduced by any prior return of capital, multiplied by the number of outstanding shares as of the liquidation date, subordinated to payment to investors of an annual 6.5% cumulative, non-compounded return of their invested capital from all sources including operating cash flow, reduced by any prior return of capital.

(iii) Upon termination of the advisory agreement by the Company without cause or by the Advisor at a time when no cause for termination exists, the Advisor may be entitled to a termination fee if (based upon an independent NAV per share calculation) it would have been entitled to a Liquidation Fee had the portfolio been liquidated on the termination date, if our independent directors to not terminate the agreement for cause.

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(h) Loans from Affiliates.  The Company may not borrow money from the Advisor or any Affiliate of the Advisor, unless a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances.

10. Expenses.

(a) In addition to the compensation paid to the Advisor pursuant to Paragraph 9 hereof, the Company shall pay directly or reimburse the Advisor for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:

(i) the lesser of the Company’s Organizational and Offering Expenses or (together with any Organizational and Offering Expenses reimbursed to the Sponsor) 3.0% of the proceeds raised from the Offering,;

(ii) the Acquisition Expenses incurred in connection with the selection and acquisition of Properties or other Permitted Investments;

(iii) the actual cost of goods and materials used by the Company and obtained from entities not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of securities;

(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;

(v) taxes and assessments on income or Property and taxes as an expense of doing business;

(vi) costs associated with insurance required in connection with the business of the Company or by the Directors;

(vii) expenses of managing and operating Properties owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;

(viii) all expenses in connection with payments to the Directors and meetings of the Directors and Stockholders;

(ix) expenses associated with Listing or with the issuance and distribution of Shares and Securities, such as selling commissions and fees, advertising expenses, taxes, legal and accounting fees, and Listing and registration fees;

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(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Directors to the Stockholders;

(xi) expenses of organizing, revising, amending, converting, modifying, or terminating the Company or the Articles of Incorporation;

(xii) expenses of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;

(xiii) expenses related to negotiating and servicing loans, Properties and other Permitted Investments;

(xiv) administrative service expenses (including personnel costs; provided, however, that no reimbursement shall be made for costs of personnel to the extent that such personnel perform services in transactions for which the Advisor receives a separate fee at the lesser of actual cost or 90% of the competitive rate charged by unaffiliated persons providing similar goods and services in the same geographic location); and

(xv) audit, accounting and legal fees.

(b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Paragraph 10 shall be reimbursed no less often than monthly to the Advisor.  The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.

11. Other Services.  Should the Directors request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Paragraph 3, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Independent Directors of the Company, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.

12. Other Activities of the Advisor.

(a) Nothing herein contained shall prevent the Advisor from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other partnership, corporation, firm, individual, trust or association.  The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein.  The Advisor shall report to the Directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor's obligations to the Company and its obligations to or its interest in any other partnership, corporation, firm, individual, trust or association.  The Advisor or its Affiliates shall promptly disclose to the Directors knowledge of such condition or circumstance.  If the Sponsor, Advisor, Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Directors (including the Independent Directors) to adopt the method, if any, set forth in the Prospectus or another reasonable method by which properties are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.

ADVISORY AGREEMENT	Page 13

(b) The Advisor shall be required to use its best efforts to present a continuing and suitable investment program to the Company which is consistent with the investment policies and objectives of the Company, but neither the Advisor nor any Affiliate of the Advisor shall be obligated generally to present any particular investment opportunity to the Company even if the opportunity is of character which, if presented to the Company, could be taken by the Company.

(c) In the event that the Advisor or its Affiliates is presented with a potential investment which might be made by the Company and by another investment entity which the Advisor or its Affiliates advises or manages, the Advisor and its Affiliates shall consider the investment portfolio of each entity, cash flow of each entity, the effect of the acquisition on the diversification of each entity’s portfolio, rental payments during any renewal period, the estimated income tax effects of the purchase on each entity, the policies of each entity relating to leverage, the funds of each entity available for investment and the length of time such funds have been available for investment.  In the event that an investment opportunity becomes available which is suitable for both the Company and a public or private entity which the Advisor or its Affiliates are Affiliated, then the entity which has had the longest period of time elapse since it was offered an investment opportunity will first be offered the investment opportunity.  For purposes of this conflict resolution procedure, an investment opportunity will be considered “offered” to the Company when an opportunity is presented to the Board of Directors for its consideration.

13. Relationship of Advisor and Company.  The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

14. Term; Termination of Agreement.  This Agreement shall continue in force for one year from the date of this Agreement, subject to an unlimited number of successive one-year renewals upon mutual consent of the parties.  It is the duty of the Directors to evaluate the performance of the Advisor annually before renewing the Agreement, and each such agreement shall have a term of no more than one year.

15. Termination by Either Party.  This Agreement shall be terminable by a majority of the Independent Directors, or the Advisor, in either case on 60 days’ written notice and with or without Cause; provided, however, that if this Agreement is terminated by the Independent Directors for Cause or by the Advisor at a time when Cause for termination exists, then the Advisor shall not be entitled to the value of its Subordinated Participation Fee as provided under Paragraph 9(g) above.  In the event of the termination of this Agreement, the Advisor will cooperate with the Company and take all reasonable steps requested to assist the Directors in making an orderly transition of the advisory function.

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16. Assignment to an Affiliate.  This Agreement may be assigned by the Advisor to an Affiliate with the approval of a majority of the Directors (including a majority of the Independent Directors).  The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Directors.  This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement.

17. Subcontracts with Affiliates.  The Advisor may subcontract with an Affiliate for a portion of the services and duties to be performed under this Agreement without obtaining the approval of the Directors to the extent such services or duties are primarily administrative in nature.  The Advisor may further subcontract any rights to receive fees or other payments for such services or duties under this Agreement without obtaining the approval of the Directors.

18. Payments to and Duties of Advisor Upon Termination.

(a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses and all earned but unpaid fees payable to the Advisor prior to termination of this Agreement, exclusive of disputed items arising out of possible unauthorized transactions.

(b) Upon termination, the Advisor shall be entitled to payment of the Subordinated Participation Fee on the basis as described above in Paragraph 9(g).  The Advisor shall be entitled to receive all accrued but unpaid compensation and expense reimbursements in cash within 30 days of the Termination Date.

(c) The Advisor shall promptly upon termination:

(i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;

(ii) deliver to the Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Directors;

(iii) deliver to the Directors all assets, including Properties and other Permitted Investments, and documents of the Company then in the custody of the Advisor; and

(iv) cooperate with the Company to provide an orderly management transition.

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19. Indemnification by the Company.  The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys' fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland or the Articles of Incorporation of the Company.  Notwithstanding the foregoing, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Paragraph 19 for any activity for which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Paragraph 20.  Any indemnification of the Advisor may be made only out of the net assets of the Company and not from Stockholders.

20. Indemnification by Advisor.  The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys' fees, to the extent that such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and are incurred by reason of the Advisor's bad faith, fraud, misconduct, or negligence, but the Advisor shall not be held responsible for any action of the Board of Directors in following or declining to follow any advice or recommendation given by the Advisor.

21. Notices.  Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Rich Uncles REIT, Inc. 3080 Bristol Street, Suite 550 Costa Mesa, CA 92626 Attn: Harold Hofer

To the Advisor:	Rich Uncles REIT Operator, LLC 3080 Bristol Street, Suite 550 Costa Mesa, CA 92626 Attn: Harold Hofer

Either party may at any time give notice in writing to the other party of a change in its address for the purposes of this Paragraph 21.

22. Modification.  This Agreement shall not be changed, modified, terminated, or discharged, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.

23. Severability.  The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

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24. Construction.  The provisions of this Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Maryland applicable to contracts to be made and performed entirely in said state.

25. Entire Agreement.  This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.  The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

26. Indulgences, Not Waivers.  Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.  No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

27. Gender. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

28. Headings Not to Affect Interpretation.  The headings of paragraphs and subparagraphs contained in this Agreement are for convenience only and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

29. Execution in Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

Rich Uncles REIT, Inc.

By:	_______________________________
Name:	_____, Independent Director

Rich Uncles REIT Operator, LLC

By:	_______________________________
Name:	Harold Hofer, Manager

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